Exhibit 1.1

PLACEMENT AGENT AGREEMENT

THIS PLACEMENT AGENT AGREEMENT (the “Agreement”) is made and entered to be effective this      day of                  , 2003 by and between VENDINGDATA CORPORATION, a Nevada corporation (the “Company”) and PHILADELPHIA BROKERAGE CORPORATION, a Pennsylvania corporation (the “Agent”).

W I T N E S S E T H:

WHEREAS, the Company has filed a registration statement on Form SB-2 (the “Registration Statement”) pursuant to the Securities Act of 1933 (the “Securities Act”) for the purpose of making a public offering of its securities (the “Offering”) and registering the sale of such securities with the United States Securities and Exchange Commission (“SEC”); and

WHEREAS, subsequent to securing effective registration with the SEC, the Company desires to issue and sell shares of its common stock, par value $0.001 per share (“Common Stock”), subject to all additional terms and conditions as shall be specified in the prospectus constituting part of the Registration Statement; and

WHEREAS, the Company desires to offer for sale and to issue and sell a minimum of three million (3,000,000) shares of Common Stock (the “Minimum Offering”) and a maximum of five million (5,000,000) shares of Common Stock (the “Maximum Offering”), at a price per share of $                    (the “Price Per Share”);

WHEREAS, the Company desires that the Agent offer and sell strictly on a “best efforts” basis to a limited number of purchasers (the “Investors”), as exclusive agent of the Company, the shares described in the Registration Statement.

NOW, THEREFORE, upon the terms, covenants, and conditions set forth below and for good and valuable consideration, and intending to be legally bound, the parties agree as follows:

1.             Certain Definitions.  For the purposes of this Agreement, the following terms have the meanings set forth below:

1.1           Closing Date. “Closing Date” shall include the date of the Initial Closing and the date of any Subsequent Closing.  The “Initial Closing Date” shall refer only the date of the Initial Closing.

1.2           Company.  “Company,” to the extent the context permits, includes any Subsidiary.

1.3           Exchange Act.  “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

1.4           Initial Closing.  The “Initial Closing” shall occur 90 days following commencement of the Offering, provided that the Minimum Offering has been attained.  The

Initial Closing may, by mutual agreement of the parties, occur on any earlier date that the Minimum Offering is attained, or any later date to which the Offering has been extended.

1.5           Material Adverse Effect.  “Material Adverse Effect” shall refer to any material adverse effect on the condition (financial or otherwise), prospects, business, properties, net worth, or results of operations of the Company on a consolidated basis.

1.6           Minimum Proceeds.  “Minimum Proceeds” means the aggregate dollar amount derived from the Minimum Offering at the Price Per Share.

1.7           Prospectus.  “Prospectus” refers to the offering document as filed in conjunction with Registration Statement, embodying the terms and conditions of the Offering and the representations made by the Company in conjunction with the Offering.  Any reference to the Prospectus which reference is made in the present tense assumes its creation and authorization for use by the Company.

1.8           Proprietary Rights.  “Proprietary Rights” means patents, registered or common law trademarks, service marks, trade names, registered or common law copyrights, licenses, and other similar rights (including, without limitation, know-how, trade secrets, and other confidential information) and applications for each of the foregoing.

1.9           Shares.  “Shares” shall mean shares of Common Stock to be issued by the Company in the Offering as described in the Prospectus.

1.10         Subsequent Closing.  “Subsequent Closing” shall mean any one or more closings following the Initial Closing, which may occur by mutual agreement of the parties hereto, but not later than March 1, 2004.

1.11         Subsidiary.  “Subsidiary” means any corporation or other entity of which shares of stock or other indicia of ownership possessing a majority of the ordinary voting power in electing the board of directors, or exercising corresponding control in the case of a non-corporate entity, is, at the time as of which any determination is being made, owned by the Company either directly or indirectly through one or more Subsidiaries.

1.12         Withdrawal Date.  “Withdrawal Date” shall mean the date on which the Company delivers to the Agent a notice that the Company has elected to cancel and withdraw the Offering for failure to attain the Minimum Offering or otherwise.

2.             Agreement to Engage the Agent.

2.1           Appointment of the Agent.  On the terms and subject to all the conditions of this Agreement, the Company hereby appoints the Agent on an exclusive basis for 180 days from the date hereof to consult with and advise the Company and to solicit subscriptions for Shares on behalf of the Company, in connection with the Offering.  On the basis of the representations, warranties, covenants and agreements set forth herein, the Agent accepts such appointment and agrees to consult with and advise the Company as to the matters regarding the Offering and to use its best efforts to solicit subscriptions for Shares in accordance with this Agreement; provided, however, that the Agent shall have no obligation to solicit any minimum number of subscriptions from Investors or to take any action not in accordance with all applicable laws, regulations, decisions or orders.  The appointment of the Agent hereunder shall terminate upon (a) the attainment of the Maximum Offering, (b) the Withdrawal Date, or (c) termination by the Agent or the Company in accordance with Section 10 hereof; provided, however, that the termination of Agent’s appointment hereunder shall not affect the obligations of the parties hereunder, or act to terminate this Agreement, except and to the extent provided in Section 10 hereof.  The Agent will receive all orders for Shares and shall transfer orders and Investors’ funds received by it thereunder to Wells Fargo Bank Minnesota, National Association, as escrow agent (the “Escrow Agent”), by mail, federal express or other courier service, or by wire transfer, on or before 12:00 p.m. (noon), eastern time, of the business day next following receipt of such orders and funds by the Agent.

2.2           Responsibility of Company.  The Company recognizes that compliance with applicable federal and state law in the performance of its obligations described herein, including its obligations concerning compliance with the requirements of applicable federal and state securities laws pertaining to the offer and sale of the Shares, is in all respects the responsibility of the Company, and the Company agrees to take such precautions as may be necessary to ensure compliance therewith.  Without in any way limiting the generality of the foregoing, the parties contemplate that the offer and sale of Shares will be made so as to comply with the registration requirements of Section 5 of the Securities Act.

2.3           Prospectus.  The Company shall at its own expense prepare and amend, if necessary, the Prospectus and such other disclosure and offering documents as are required to comply with the requirements of the applicable federal and state securities laws for the Offering.   The Agent may assist in the preparation of the Prospectus on behalf of the Company but shall not be responsible for any disclosures or omissions therein except for those matters directly related to the Agent and its role in this Offering, including the determinations made in Section 2.5 hereof.  The representations made by the Prospectus are exclusively the representations of the Company as relied upon by the Agent, except for those matters directly related to the Agent and its role in the Offering.  The Company shall take all steps necessary to assess the legal and/or regulatory sufficiency of the Prospectus or like documentation by the retention of outside counsel engaged specifically to review such material and the relevant issues thereunto pertaining.  In any event, the Company warrants that in authorizing the use of any documentation used in conjunction with the activities anticipated to be conducted herein, it shall cause to be undertaken sufficient review of such activity by competent counsel and/or advisors and no provision contained herein shall result in any duty incumbent upon the Agent to ascertain the legal and/or regulatory sufficiency of such documentation, except for those matters directly related to the Agent and its role in the Offering.

2.4           Full and Fair Disclosure.  It is expressly understood and expected by both parties and expressly warranted by the Company that the Prospectus and any other documentation provided by the Company to the Agent in connection with the offering of the Shares pursuant to this Agreement shall be reviewed by the Company or its appointees of sufficient competence for any material deficiencies in such a manner as to ensure accuracy and full and fair disclosure.  The Company warrants that it shall take all steps necessary to ensure that such documentation contains no material misrepresentations or omissions and hereby acknowledges that the Agent is not responsible for ensuring the accuracy or sufficiency of any documentation or disclosures therein, except for those matters directly related to the Agent and its role in the Offering.

2.5           “Blue Sky.”  The Agent, prior to making any offers in any state, shall promptly advise the Company in writing of the requirements of the state securities laws of each such state for making such offers and sales or qualification of the securities offered in that state.  The Company shall evaluate said requirements and advise the Agent whether the Company desires to proceed with the offering in each particular state.  Upon approval by the Company, the Agent shall file all documents and notices and pay such fees (which fees shall be reimbursed by the Company), as are required to make offers and sales in each state chosen by the Company pursuant to the Offering.  Nothing herein shall require the Company to pay costs of the Agent’s registering as a broker/dealer in any state.

2.6           Procedures.  The offer and sale of the Shares and the procedure for subscribing thereto shall conform to the description thereof as set forth in the Prospectus.

3.             Best Efforts Basis.  The Company hereby expressly acknowledges that the Agent is under no obligation to purchase any number of Shares in a manner which may be construed as a firm underwriting or commitment and that the entirety of the relationship created hereby is strictly characterized by the term(s) “agent,” “finder,” and “best efforts” as these terms are generally used by applicable rules, regulations, interpretations and opinions issued by the SEC and the National Association of Securities Dealers (“NASD”).  There is no obligation on the part of the Agent to purchase or raise the minimum proceeds indicated.

4.             Escrow Provisions.  The Agent has caused to be created with the Escrow Agent a non-interest bearing account designated as                         Escrow Account (the “Escrow Account”).  Delivery and payment of any proceeds from any Investors shall be made to such Escrow Account.  The Company shall reimburse the Agent for any expenses incurred in connection therewith and the subsequent release of any funds from escrow as established in the Prospectus.  Any costs and expenses of initiating and maintaining such Escrow Account shall be borne by the Company.

4.1           Escrow Agent.   The Escrow Agent is a “bank” as defined by Section 3(a)(6) of the Exchange Act.

4.2           Escrow Agreement.  The Company, the Agent and the Escrow Agent shall enter into an escrow agreement the (“Escrow Agreement”) in accordance with applicable rules and regulations, particularly SEC Rule 15c2-4 promulgated under the Exchange Act.

4.3           Delivery of Escrow Funds.

4.3.1        Investors shall deliver to the Agent cashier’s or certified checks or wire transfers of immediately available funds made payable to the order of the Escrow Agent together with the Investors’ mailing addresses.  All funds received by the Agent shall (i) be transmitted directly into the Escrow Account by noon of the next business day after receipt thereof, and (ii) become available to the Company immediately upon the occurrence of the Initial Closing.  The collected funds deposited into the Escrow Account are referred to herein as the “Escrow Funds.”

4.3.2        The Agent shall have no duty or responsibility to enforce the collection or demand payment of any funds deposited into the Escrow Account.  If, for any reason, any check deposited into the Escrow Account shall be returned unpaid to the Agent, the sole duties of the Agent shall be to notify the Company and promptly return the check to the Investor and cancel the subscription.

4.4           Investment of the Escrow Funds.  The Escrow Account shall not bear interest and no investments, other than those that comply with SEC Rule 15c2-4, shall be made while the Escrow Funds are held in escrow.

4.5           Release of Escrow Funds.  The Escrow Funds shall be disbursed from the Escrow Account in accordance with the following:

4.5.1        Provided that the Escrow Funds total at least the Minimum Proceeds at or before 5:00 p.m., Eastern Standard Time (EST), on the Initial Closing Date, the Agent shall instruct the Escrow Agent to release the Escrow Funds (or any portion thereof) promptly to the Company, and thereafter the Escrow Account shall remain open for the purpose of depositing therein the subscription price for additional Shares sold in the Offering, which additional Escrow Funds shall be available to the Company on any subsequent Closing Date.

4.5.2        If, by 5:00 p.m. EST on the Initial Closing Date, the Escrow Funds do not total an amount at least equal to the Minimum Proceeds, then the Escrow Funds shall be returned promptly to Investors by the Escrow Agent.

4.5.3        In the event that at any time the Agent shall receive from the Company written instructions signed by an individual who is identified as an officer or director of the Company, requesting to refund to an Investor the amount of a collected check or other funds received in escrow, the Agent shall instruct the Escrow Agent to promptly refund to the Investor such amount.

4.6           Termination of Escrow Agreement.  The Escrow Agent’s responsibilities shall terminate at such time as the Escrow Funds shall have been fully disbursed pursuant to the terms hereof and the Offering as contemplated has formally terminated, or at such other time as explicitly provided in the Escrow Agreement.

4.7           Escrow Records.  The Company will cause the Escrow Agent to maintain such records of all funds submitted to the Escrow Agent in connection with the Offering as may be necessary to enable the Escrow Agent to make appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Offering, as described in the Prospectus and the Escrow Agreement.

5.             Covenants of the Company.

5.1           Offering Process.  The Company will offer the Shares in the states of California, Oregon, New York, Pennsylvania, New Jersey, Connecticut, Massachusetts, Maryland, and such other states as may be agreed upon by the parties.  The Company will, to the extent required, use its commercially reasonable efforts to have the Offering approved in those states, but, in no event shall the Company be required to qualify to do business in such states solely as a result of the Offering; and will notify the Agent (i) of the receipt of any comments from the SEC or any other regulatory authority with respect to the Offering or any other matter referred to in the Registration Statement, (ii) of any request by the SEC or any other regulatory authority for any amendment or supplement to the Registration Statement, the Blue Sky Materials (as hereinafter defined) or for additional information, (iii) of the issuance by the SEC or any other regulatory authority of any order or other action suspending the Offering or the use of the Prospectus or any other filing of the Company under applicable state law or the threat of any such action, and (iv) of the issuance by the SEC or any regulatory authority of any stop order suspending the use of the Prospectus or of the initiation or threat of initiation of any proceedings for that purpose.  The Company will make every reasonable effort to prevent the issuance by the SEC or any regulatory authority of any such order, and if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.  The Company shall cooperate with the Agent in the filing with the state securities authorities of the states listed above (and any other states subsequently added), to the extent necessary, of appropriate registration materials in order to comply with the laws of such states applicable to the sale of the Shares (“Blue Sky Materials”).

5.2           Amendment.  The Company will provide to the Agent notice of its intention to amend or file any amendment or supplement to the Prospectus which differs from the Prospectus most recently filed with the SEC and will not amend or file any such amendment or supplement to the Prospectus to which the Agent shall reasonably object.  If any event relating to or affecting the Company shall occur, as a result of which it is necessary, in the reasonable opinion of counsel for the Company, to amend or supplement the Prospectus in order to make the Prospectus not misleading in light of the circumstances existing at the time it is delivered to an Investor, the Company will forthwith prepare and furnish to the Agent a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Prospectus (in form and substance satisfactory to each of Company’s counsel and the Agent’s counsel) which will amend or supplement the Prospectus so that, as amended or supplemented, it will not contain any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a prospective Investor or an Investor, not misleading.  For the purpose of this Section 5.2, the Company will furnish to the Agent such information with respect to itself as the Agent may from time to time reasonably request; provided, however, that any information which is of a confidential or proprietary nature shall not be delivered to any third party other than the Agent’s legal counsel or accountants (who shall be instructed by Agent to maintain such information as confidential) in connection with the Offering, or as otherwise required by law.

5.3           Provision of Documents.  The Company has or will deliver to the Agent and to the Agent’s counsel at least one (1) conformed copy of the Registration Statement and the Blue Sky Materials, as originally filed, and each amendment thereto or correspondence in connection therewith.  The Company will furnish to the Agent, from time to time, such number of copies of the Prospectus (as amended or supplemented) as the Agent may reasonably request for the purposes contemplated by the respective applicable rules and regulations of the NASD.

5.4           Compliance with Regulations.  As of the effective date of the Registration Statement and continuing through each Closing Date, the Company will comply, at its own expense, with all requirements imposed upon it by the SEC, state securities regulators and by any other applicable regulatory authority, so far as necessary to permit the continuance of sales of Shares during such period in accordance with the provisions hereof and the Prospectus, provided, however, that the Company may, in its sole discretion, withdraw from selling Shares in any state listed in Section 5.1 above after prior written notice to and consultation with the Agent.

5.5           Reports.  The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable pursuant to Rule 158 of the Securities Act an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.  During the period of eighteen (18) months from the latest Closing Date, the Company will furnish to the Agent as soon as available, a copy of each report of the Company furnished generally to stockholders of the Company or, to the extent required, filed with the SEC, or any national securities exchange or system on which any class of securities of the Company may be listed or quoted.

5.6           Use of Proceeds.  The Company will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption, “Use of Proceeds.”

5.7           No Additional Offering Documents.  Other than the Prospectus or as permitted by applicable law, the Company will not distribute any prospectus, offering circular or other offering material in connection with the offer and sale of the Shares and will not publish any writing which constitutes an offer or prospectus.

5.8           Acceptance of Offer.  The Company shall not be deemed to have accepted any subscription offer accompanied by a check or comparable instrument until final payment has been made on such check or instrument and the Company accepts the subscription.

5.9           Complete Performance.  The Company covenants and agrees to use its commercially reasonable efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company and to satisfy all conditions precedent to the delivery of the Shares.

6.             Representations and Warranties of the Company.  Subject to the information set forth in this Agreement and the Prospectus, the Company represents, warrants, covenants and agrees with the Agent as follows:

6.1           Organization and Corporate Power.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.  The Company has all requisite corporate power and authority and all material licenses, permits, and authorizations necessary to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted, and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a Material Adverse Effect.  The copies of the articles of incorporation and bylaws which have previously been provided to the Agent reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

6.2           Subsidiaries.  The Subsidiaries are listed on Schedule 6.2.  Each Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.  Each Subsidiary is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except those jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

6.3           Capital Stock and Related Matters.  The authorized, issued, and outstanding capital stock of the Company is as set forth in the Prospectus.  Except as set forth in the Prospectus, the Company does not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock, and it is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.  All of the outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and non-assessable.  The Shares have been duly and validly authorized for issuance and, when issued and delivered by the Company against payment of the consideration therefor, the Shares will be duly and validly issued, fully paid and non-assessable and will be free and clear of any security interest, pledge, lien, encumbrance, claim or equity other than created by the purchase or purchases thereof; the issuance of the Shares will not be in violation of any preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s articles of incorporation, bylaws or other governing documents or any agreement or other instrument to which the Company is a party or by which it is bound.

6.4           Authorizations; No Breach.  The execution, delivery, and performance of this Agreement and all other agreements and transactions contemplated hereby have been duly authorized by the Company.  This Agreement and all other agreements contemplated hereby each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights, to general principles of equity and to the extent that rights to indemnity hereunder may be limited under applicable laws.  Except as set forth on Schedule 6.4, the consummation of the Offering and the transactions described in the Prospectus, and the execution and delivery by the Company of this Agreement and all other agreements contemplated hereby and the fulfillment of and compliance with the respective terms hereof and thereof by the Company do not and will not (i) conflict with or result in a breach of the terms, conditions, or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge, or encumbrance upon the Company’s or any Subsidiary’s capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of, the articles of incorporation or bylaws of the Company, or any law, statute, rule, regulation or order to which the Company is subject, or any agreement, instrument, order, judgment, or decree to which the Company is subject; or require any authorization, consent, approval, exemption, or other action by or notice to, any court or administrative or governmental body required to be filed as of the date of this representation.

6.5           Financial Statements.  The Prospectus shall contain audited balance sheets of the Company as of the last full completed fiscal year immediately prior to start of the Offering, and the related audited statements of operations, stockholders’ equity, and cash flows of the Company including the footnotes thereto, together with the opinion of the independent certified public accountants with respect thereto.  The Prospectus may also contain unaudited financial statements and the notes thereto (such unaudited financial statements, if any, together with the latest audited financial statements, are referred to herein as the “Latest Financial Statements”).  The Latest Financial Statements shall have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated.

The Company shall not have had, as of the date of the balance sheets contained in the Latest Financial Statements, except as and to the extent reflected or reserved against therein (including the notes thereto), any liabilities or obligations (absolute or contingent) of a nature customarily reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles.  The balance sheets of the Latest Financial Statements shall present fairly, as of their dates, the financial condition of the Company on such dates.  The statements of operations of the Latest Financial Statements shall present fairly the results of operations of the Company for the periods indicated.  The statements of stockholders’ equity and cash flows of the Latest Financial Statements shall present fairly the information which should be presented therein in accordance with generally accepted accounting principles.  The presentation of the unaudited portion of the Latest Financial Statements in accordance with Regulation S-X promulgated by the SEC regarding the form and content of and requirements for financial statements to be filed with the SEC would not materially and adversely affect the reported amount of the Company’s assets, stockholders’ equity, or results of operations as of any date or for any period included therein.

6.6           Independent Public Accountants.  The independent public accountants, whose report respecting the audited financial statements of the Company is included in the Prospectus and who, as expert, having reviewed certain other information of a financial nature contained in the Prospectus, shall be independent certified public accountants as required by the Securities Act.

6.7           No Material Adverse Change.  Except as set forth in the Prospectus, since the date of the Latest Financial Statements, there has been no material adverse change in the Company’s financial condition, operating results, business prospects, employee relations, customer relations, or otherwise, other than changes occurring in the ordinary course of business which in the aggregate have not had a Material Adverse Effect.

6.8           Absence of Certain Developments.

6.8.1        Except as expressly provided by this Agreement or except as disclosed in or contemplated by the Prospectus, since the date of the Latest Financial Statements the Company has not:

(a)           issued any equity stock, bonds, or other securities;

(b)           borrowed any amount or incurred or become subject to any liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

(c)           discharged or satisfied any lien or encumbrance or paid any obligation or liability, other than current liabilities paid in the ordinary course of business;

(d)           declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed any shares of its capital stock;

(e)           mortgaged or pledged any of its properties or assets, or subjected them to any lien, security interest, charge, or any other encumbrance, except liens for current property taxes not yet due and payable;

(f)            sold, assigned, or transferred any of its tangible assets, except in the ordinary course of business, or canceled any debts or claims;

(g)           sold, assigned, or transferred any patents, trademarks, trade names, copyrights, trade secrets, or other intangible assets, or disclosed any proprietary confidential information to any person, except for licenses or disclosures in the ordinary course of the Company’s business;

(h)           suffered any extraordinary losses or intentionally waived any rights of material value or compromised any material claims, whether or not in the ordinary course of business of consistent with past practice;

(i)            made capital expenditures or commitments therefore that aggregate in excess of $50,000;

(j)            entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

(k)           made charitable contributions or pledges; or

(l)            suffered any damage, destruction, or casualty loss, whether or not covered by insurance.

6.8.2        The Company has not at any time made any political contributions (except those permitted under state and federal law) or any bribes, kickback payments, or other illegal payments.

6.9           Assets.

6.9.1        Except as set forth in the Prospectus or the Latest Financial Statements, the Company has good and marketable title to, or a valid leasehold interest in, the material properties and  assets shown on the Latest Financial Statements or in the Prospectus or acquired thereafter, free and clear of all material liens, security interests, charges and encumbrances, other than liens for current property taxes not yet due and payable and as disclosed in the Prospectus or the Latest Financial Statements.

6.9.2        Except as set forth in the Prospectus, the Company’s buildings, equipment, and other tangible assets are in good condition in all material respects and are usable in the ordinary course of business.

6.9.3        Except as set forth in the Prospectus, the Company owns, or has a valid leasehold interest in, all assets necessary for the conduct of its business as presently conducted.

6.10         Material Contracts.  Except as set forth in the Prospectus or the Registration Statement, the Company is not a party to any material lease or contract (meaning thereby a lease or contract materially affecting its business or properties).  No default of any material significance exists in the due performance and observance by the Company of any term, covenant, or condition of any such lease or contract; all such leases or contracts are in full force and effect and are binding on the parties thereto in accordance with their terms; and to the knowledge of the Company, no other party to any such material lease or contract has threatened or instituted any action or proceeding wherein the Company is alleged to be in default thereunder.

6.11         Tax Returns.  Except as set forth in the Prospectus, the Company has filed all federal, state and local tax returns which are required to be filed and has paid all taxes shown on such returns and all assessments received by it to the extent such taxes have become due.  All taxes with respect to which the Company is obligated have been paid or provided for by adequate reserves.

6.12         Proprietary Rights.  Except as set forth in the Prospectus, the Company possesses all material proprietary rights necessary to the conduct of its business.  Except as set forth in the Prospectus, (i) the Company to the best of its knowledge, owns or licenses all such proprietary rights, (ii) there have been no claims made against the Company for the assertion of the invalidity, abuse, misuse, or unenforceability of any of such rights, and to the best of the Company’s knowledge, there are no grounds for the same, (iii) the Company has not received a notice of conflict with the asserted rights of others, and (iv) to the best of the Company’s knowledge, the conduct of the Company’s business has not infringed any proprietary rights of others.

6.13         Litigation, Etc.  Except as set forth in the Prospectus, (i) there are no actions, suits, proceedings, orders, investigations, or claims pending or, to the Company’s knowledge, threatened against or affecting the Company at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or, instrumentality, excluding non-material claims in the ordinary course of business; (ii) there are no arbitration proceedings pending under collective bargaining agreements or otherwise; (iii) there are no governmental inquiries (including inquiries as to the qualification of the Company to hold or receive any license or permit); and (iv) to the best of the Company’s knowledge there is no basis for any of the foregoing.

6.14         Brokerage.  Except as set forth in the Prospectus, there are no claims for brokerage commissions, finders’ fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company.  The Company will pay, and hold the Agent harmless against, any liability, loss, damage, or expense (including, without limitation, attorneys’ fees and travel and out-of-pocket expenses) arising in connection with any such claim.

6.15         Governmental Consent, Etc.  No permit, consent, approval, or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery, and performance of this Agreement by the Company or the consummation by the Company of the Offering or any other transactions contemplated hereby, except as have been obtained or accomplished and except as expressly contemplated herein or in the exhibits hereto.

6.16         Compliance with Laws.  As of the date of the Prospectus and each Closing Date, the Company is not in violation of any material law, rule, regulation or order (including laws, rules, regulations and orders pertaining to the offer and sale of securities), or in violation of its articles of incorporation or bylaws, or in default in the performance or observance of any material obligation, agreement, covenant, or condition contained in any material contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it or any of its properties may be bound, except where such violation or default does not have a Material Adverse Effect or is negligently caused by the Agent.

6.17         Disclosure.  Neither this Agreement, its exhibits or schedules, nor any of the attachments, written statements, documents, certificates, or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading.  The Registration Statement and the Prospectus (i) describe accurately in all material respects the business, condition (financial and otherwise), prospects and operations of the Company; (ii) comply as to form in all material respects with the requirements of the Securities Act, and (iii) contain no untrue statement of a material fact or omit to state any material fact necessary in order to make the statements, in the light of the circumstances in which made, not misleading.  The Company acknowledges and agrees that all responsibility for the accuracy and adequacy of information contained in the Prospectus (other than information relating to the Agent made in reliance on and in conformity with information furnished to the Company in writing by or on behalf of the Agent expressly for use therein) shall be the sole responsibility of the Company and shall not be the responsibility of the Agent; and the Company shall promptly take such steps as are or may become necessary to ensure the accuracy and adequacy thereof.  Notwithstanding the foregoing, with respect to projections and other forward-looking information, if any, contained in the Prospectus, the Company represents only that such projections and other forward-looking information were prepared in good faith, that the Company believes it has a reasonable basis for the projections and other forward looking information and the assumptions on which they are based, that the projections represent management’s estimate of possible results of operations, that the Company is not aware of any change in its circumstances or other fact that has occurred that would cause it to believe that it will be unable to meet the forecasts set forth in the Prospectus.

6.18         Environmental Matters.  The Company is in compliance with all federal, state, local, and regional statutes, ordinances, orders, judgments, rulings, and regulations relating to any environmental matter of pollution or of environmental regulation or control to the extent that any failure to comply therewith or violation thereof have resulted or are reasonably likely to result in material actual or potential fines, penalties, or liabilities, and there are and have been no material releases or threatened releases of “hazardous substances” into the environment, as that term is defined in section 101(14) of the Comprehensive Environmental Response Compensation and Liability Act, as amended.  The Company has no notice of any actual or claimed failure  to comply with such statutes, ordinances, orders, judgments, rulings, or regulations with respect to environmental matters.

6.19         Material Transactions or Affiliations.  Every contract, agreement, or arrangement between the Company and any predecessor and any person who is or has ever been an officer or director of the Company or person owning of record, or known by the Company to own beneficially, more than 5% of the issued and outstanding common stock of the Company and which is to be performed in whole or in part after the date hereof or was entered into within three years before the date hereof was for a bona fide business purpose of the Company, and the amount paid or received, whether in cash, in services, or in kind, is, has been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to the Company than terms available from otherwise unrelated parties in arm’s-length transactions.  Each of the foregoing is accurately and completely described in the Prospectus.

6.20         Books and Records.  The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in all material respects and in reasonable detail, the transactions and dispositions of their respective assets.  The system of internal accounting controls maintained by the Company and its subsidiaries is sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary (A) to permit preparation of financial statements and (B) to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

6.21         Trading Activity.  The Company has not taken and shall not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale of the Shares.

6.22         Filings Complete.  There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or filed as exhibits thereto which have not been so described and filed as required.

6.23         No Registration Rights.  Except as described in Schedule 6.23 hereto, there are no persons with registration rights or similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, and all of such rights have been waived with respect to the Offering.

7.             Covenants of the Agent.

7.1           Best Efforts.  The Agent covenants and agrees to use its best efforts as the exclusive agent of the Company, to offer and sell the Shares; but this covenant shall not constitute an obligation or guarantee to purchase or sell any or all of the Shares.  The right to offer and sell is subject to and limited by the conditions in the Prospectus and this Agreement.

7.2           Compliance with Securities Laws.  The Agent further covenants and agrees that:

7.2.1        The Agent will offer the Shares only in those states in which the Offering of the Shares has been qualified for sale, or is exempt from registration, under the applicable state statutes and regulations.

7.2.2        The Agent, in connection with the offer and sale of the Shares and in the performance of its duties and obligations under this Agreement, will comply with all applicable federal laws and regulations, the laws and regulations of the states or other jurisdictions in which the Shares are offered and sold and the rules and regulations of the NASD, and will not, in connection with its efforts hereunder to sell the Shares, make any representation or give any information other than as contained in the Prospectus.

7.2.3        The Agent will maintain, and deliver a copy to the Company, a record of names and addresses of persons to whom it delivered a copy of the Prospectus, and the serial number of each such Prospectus so delivered.

7.2.4        The Agent shall not make any factual statement or representation, whether written or oral, concerning the Company, this Offering, or the Shares that is inconsistent with the representations contained in the Prospectus.

8.             Representations and Warranties of the Agent.  The Agent represents and warrants that:

8.1           Organization and Corporate Power.  It is a corporation duly organized, validly existing and subsisting under the laws of the Commonwealth of Pennsylvania, and has full corporate power and authority to execute this Agreement and complete the transactions contemplated hereby.

8.2           Registration.  It is in good standing and duly registered as a broker-dealer so that it may undertake the acts and obligations contemplated by this Agreement, in accordance with the rules and regulations of the SEC, and the securities laws and regulations of the Commonwealth of Pennsylvania and any other state in which it is contemplated that the Agent may offer and sell the Shares.

8.3           NASD Licensing.  It is a member in good standing of the NASD and will be able to offer and sell the Shares in compliance with registration provisions under which the Offering is to be conducted under the Securities Act and the relevant qualifications in each state in which the Shares will be offered or sold, will have such licenses, approvals, and authorizations in any states in which offers or sales of the Shares are made at such time that any such offers or sales are made, and is subject to no statutory disqualification provisions including, but not limited to those contained in NASD Regulation Section 230.262.

8.4           Authorizations.  The execution, delivery, and performance of this Agreement has been duly authorized by all requisite corporate action on behalf of the Agent, and this Agreement has been duly executed and delivered and constitutes the valid and binding obligation of the Agent enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights, to general principles of equity and to the extent that rights to indemnity thereunder may be limited under applicable laws.

8.5           No Breach.  The execution and delivery by the Agent of this Agreement, the performance by the Agent of this Agreement and the completion of the transactions herein contemplated will not conflict with or result in a breach of the terms of, or constitute a default under or violation of, any law or regulation of any governmental authority, domestic or foreign, or the articles of incorporation or bylaws of the Agent or any material agreement or instrument to which the Agent is a party or by which it is bound or to which it is subject, nor will it give to others any interests or rights, including rights of termination, acceleration, or cancellation, in of with respect to any of the properties, assets, agreements, contracts, or business of the Agent.

8.6           Governmental Consent, Etc.  No permit, consent, approval, or authorization of, or declaration to, or filing with, any governmental authority is required in connection with the execution, delivery, and performance of this Agreement by the Agent or the consummation by the Agent of any other transactions contemplated hereby, except as have been obtained or accomplished and except as expressly acknowledged herein or in the exhibits hereto.

8.7           Litigation.  There is no pending litigation, regulatory proceeding or order, disciplinary proceeding or claim of violation, or, to the best knowledge of the Agent, any threatened litigation, regulatory proceeding or order, disciplinary proceeding or claim of violation, that could materially affect the ability of the Agent to carry out its functions as the Agent contemplated by this Agreement.

9.             Conditions to Obligations of the Agent.  The obligations of the Agent under this Agreement are, at the option of the Agent, subject to the satisfaction at or prior to the Initial Closing and through each Subsequent Closing, of each of the following conditions:

9.1           All representations and warranties and other statements of the Company herein are, as applicable, at and as of the commencement of the Offering or as of the applicable Closing Date, true and correct in all material respects, and the Company shall have performed in all material respects all its obligations hereunder to be performed on or before such dates.

9.2           The Registration Statement shall have been declared effective by the SEC and no stop order suspending the use of the Prospectus shall have been issued under any applicable law or proceedings thereof initiated or threatened by any regulatory authority, and no order or other action suspending the consummation of the transactions described in the Prospectus shall have been issued or proceeding therefor initiated or threatened by the SEC or any other regulatory authority.

9.3           At the Initial Closing Date the Agent shall have received:

9.3.1        The opinion addressed to the Agent as of the Initial Closing Date of Kummer Kaempfer Bonner & Renshaw, counsel for the Company, in form and substance satisfactory to the Agent’s counsel, substantially to the effect that:

9.3.1.1     The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Nevada.

9.3.1.2     The Company has the corporate power and authority to conduct its business and to own, lease and operate its properties as described in the Prospectus and as otherwise contemplated.

9.3.1.3     All Shares offered pursuant to the Offering have been duly and validly authorized for issuance, and when issued, sold and delivered by the Company pursuant to the terms of the Offering against payment of the consideration set forth in the Prospectus, all such Shares will be duly and validly issued and fully paid and nonassessable.

9.3.1.4     This Agreement has been duly authorized, executed and delivered by the Company and is the legal, valid and binding agreement of the Company enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights, to general principles of equity and to the extent that rights to indemnity thereunder may be limited under applicable laws.

9.3.1.5     The Registration Statement has been declared effective by the SEC and no stop order suspending the use of the Prospectus has been issued or, to the best of such counsel’s knowledge after reasonable inquiry, proceedings therefor initiated or threatened by any regulatory authority respecting the issuance of the Shares.

9.3.1.6     No further approval, registration, authorization, consent or other order of any public board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Shares (except for approvals of state securities agencies, if any, as to which such counsel need not express any opinion) and the consummation of the transactions described in the Prospectus.

9.3.1.7     The information in the Prospectus under the captions: “Prospectus Summary,” “Risk Factors,” “Business,” “Management,” and “Description of Our Capital Stock” to the extent such information purports to summarize provisions of law or summarizes legal conclusions, are accurate summaries in all material respects.

9.3.1.8     The terms and provisions of the Shares conform to the descriptions thereof contained in the Prospectus, and the forms of certificates to be used to evidence the Shares are in due and proper form.

9.3.1.9     To the best of such counsel’s knowledge after reasonable inquiry, there are no material contracts, indentures, mortgages, loan agreements, notes, leases or other instruments of the Company required to be described or referred to in the Registration Statement or to be included as exhibits thereto other than those described or referred to therein or included as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

                                                In rendering the foregoing opinions, counsel may rely, as to factual matters, on certificates of officers of the Company and on certificates of appropriate public officials, and, as to certain legal matters, may rely on the opinions of other legal counsel.  In addition, such counsel’s opinion may be limited to laws of the United States of America and the State of Nevada.

The opinion letter shall also contain a paragraph substantially to the effect that in the course of the preparation of the Registration Statement and the Prospectus, such counsel participated in conferences with officers and representatives of the Company, and with the Company’s independent public accountants, at which conferences the content of the Registration Statement and the Prospectus were discussed and at which conferences such counsel made inquiries of such officers, representatives and accountants, and, on the basis of the foregoing, nothing has come to such counsel’s attention that would lead such counsel to believe that either the Registration Statement or any amendment thereto, as of the date the Registration Statement or such amendment is or was declared effective, and as of the Initial Closing Date, or the Prospectus as of the date thereof and as of the Initial Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel does not express any belief with respect to the financial statements, and the notes and schedules related thereto and other financial information or statistical data included in the Registration Statement, any amendment thereto, or the Prospectus), or otherwise failed or fails to conform to the requirements of the Securities Act.  Without limiting the generality of the foregoing, such counsel assumes no responsibility for the accuracy, completeness or fairness of any statements contained in the Registration Statement or Prospectus, other than statements insofar as they relate to legal matters under the captions “Prospectus Summary,” “Risk Factors,” “Business,” “Management,” and “Description of Our Capital Stock.”

9.3.2        At each Closing Date, the Agent shall receive a joint certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of such Closing Date, to the effect that, except to the extent set forth in any amendment to the Prospectus (i) since the respective dates as of when information was given in the Prospectus, there has been no change in the financial condition or in the earnings or business of the Company which has caused, or would be reasonably expected to cause, a Material Adverse Effect, whether or not arising in the ordinary course of business, (ii) the representations and warranties in Section 6 are true and correct with the same force and effect as though expressly made at and as of the Initial Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions relating to the Offering and this Agreement on its part to be performed or satisfied at or prior to the applicable Closing Date, (iv) no stop order suspending the use of the Prospectus has been issued and no proceedings for that purpose have been initiated or threatened and (v) no order suspending the Offering or the authorization for final use of the Prospectus has been issued and no proceedings for that purpose have been initiated or threatened.

9.3.3        At each Closing Date after the Initial Closing Date, the Agent shall receive the written opinions of Kummer Kaempfer Bonner & Renshaw, dated as of such Closing Date, to the effect set forth in Section 9.3.1; provided, however, that in lieu of such opinions, such counsel may furnish the Agent with a letter to the effect that the Agent may rely on the opinion referred to in Section 9.3.1 to the same extent as if it were dated such Closing Date.

9.3.4        At each Closing Date, the Agent’s counsel shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated and related proceedings or in order to evidence the accuracy or completeness of any of the representations or warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company in connection with the Offering, this Agreement and the sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Agent and the Agent’s counsel.

9.3.5        The Company shall not have sustained, since the date of the Latest Financial Statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and since the respective dates as of which information is given in the Prospectus, there shall not have been any change or any development involving a prospective change in, or affecting the general affairs, business prospects, management, financial position, stockholders’ equity or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described above, is in the Agent’s reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

9.3.6        There shall not exist as of the relevant date any of the following:  (i) a suspension or material limitation in trading in securities generally on the New York or American Stock Exchanges or the Nasdaq National Market; or (ii) a general moratorium on commercial bank activities or a general moratorium on the withdrawal of deposits from federal stock savings banks insured by the FDIC.

9.3.7        A memorandum shall have been prepared by counsel to the Agent, and delivered to the Agent and the Company, in form and substance satisfactory to the Agent, setting forth the filings made with the state securities agencies of California, Oregon, New York, Pennsylvania, New Jersey, Connecticut, Massachusetts, Maryland and any other states agreed to by the parties pursuant to Section 5.1 hereof, and any exemptions relied on in such jurisdictions in connection with the Offering.

9.4           Direction to Escrow Agent.  The Company shall have directed the Escrow Agent to pay directly to the Agent at the Closing any amounts due the Agent as of such Closing pursuant to this Agreement, upon request of the Agent.

9.5           Further Certificates.  The Company shall furnish or cause to have furnished to the Agent at such Closing such further certification(s) and/or documents as the

Agent shall have reasonably requested, and the Agent shall furnish or cause to have furnished to the Company at such Closing such further certification(s) and/or documents as the Company shall have reasonably requested.

10.           Termination.

10.1         Upon the occurrence of any of the following events, the Agent, at its election, may terminate this Agreement and neither party to this Agreement shall thereafter have any obligation to the other hereunder, except for obligations of the Company to the Agent as set forth in Sections 11, 12, 13 and 14 hereof, if:  (i) at any time, the Agent in its sole discretion determines that a Material Adverse Effect has occurred in the financial condition or operations of the Company since December 31, 2002; (ii) prior to the commencement of the Offering, the Agent, in its sole discretion, determines that the Prospectus and/or related disclosure documents do not accurately and satisfactorily disclose all relevant information of and concerning the Company and that the sale of the Shares based on such information is not advisable; (iii) the Agent, in its sole discretion, determines that due to the market conditions prevailing at the time the Offering is to be commenced it is inadvisable to proceed with the Offering; or (iv) the Initial Closing shall not have occurred by March 1, 2004.

10.2         In the event the Company fails to meet the conditions specified in Section 9 hereof on the applicable Closing Date, at the election of the Agent by notifying the Company of such election in writing, this Agreement shall terminate and neither party to this Agreement shall thereafter have any obligation to the other hereunder, except for obligations of the Company to the Agent as set forth in Sections 11, 12, 13 and 14 hereof.

10.3         This Agreement may be terminated by the Agent, with respect to the Agent’s obligations hereunder, by notifying the Company in writing of the same, and neither party to this Agreement shall thereafter have any obligation to the other hereunder, except for obligations of the Company to the Agent as set forth in Sections 11, 12, 13 and 14 hereof.

10.4         This Agreement may be terminated by the Company, at any time, by notifying the Agent in writing of the same, and neither party to this Agreement shall thereafter have any obligation to the other hereunder, except for obligations of the Company to the Agent as set forth in Sections 11, 12, 13 and 14 hereof.

11.           Compensation to the Agent; Expenses of Offering.

11.1         Payment of Fees and Commissions.  Subject to the terms, conditions, and covenants of this Agreement, the Company shall pay to the Agent the following compensation for its services:

11.1.1      Subject to the attainment of the Minimum Offering, fees and commissions from the sale of the Shares of 7% of the gross proceeds received from the Investors, payable in cash at or before the Closing Date with respect to such Shares;

11.1.2      In the event that the Minimum Offering is not attained, or Agent’s appointment or this Agreement is terminated pursuant to Sections 10.1, 10.2 or 10.4 hereof, the Company will reimburse Agent for its reasonable out-of pocket expenses in connection with the Offering, including, but not limited to legal fees, in an aggregate amount not to exceed $25,000, payable on the Withdrawal Date or the effective date of such termination, as applicable.

11.2         Company Offering Expenses.  The Company will pay all expenses incident to the Offering and the performance of its obligations under this Agreement, including (a) the preparation and filing of the Prospectus and the Registration Statement, including SEC filing fees, (b) the fees and disbursements of counsel, accountants and consultants related to the preparation of the Prospectus and the Registration Statement, (c) the fees of the Escrow Agent and other escrow fees; (d) the qualification of the Shares for the offer and sale thereof under the securities laws of the states the Company may reasonably designate, including filing fees and the fees and disbursements of counsel in connection therewith, and (d) the printing and delivery to the Agent of such quantities of the Prospectus as the Agent may reasonably request and all amendments or supplements thereto.  Such costs and expenses shall be paid whether the Offering is consummated or not, and the Company’s responsibility to pay such expenses shall survive the termination of this Agreement.  Except as otherwise provided in Section 11.1.2 hereof, the Agent shall be solely responsible for its out-of-pocket expenses, including counsel fees, incurred in connection with its performance of its obligations hereunder.

12.           Indemnification.

12.1         The Company agrees to indemnify and hold harmless the Agent and its officers, directors, agents, employees and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Agent or any of them may become subject under all applicable federal and state laws or otherwise, and to reimburse the Agent and such persons for any expenses (including reasonable fees and disbursements of counsel) incurred by the Agent or any of them in connection with investigating, preparing or defending any actions, to the extent such losses, claims, damages, liabilities or actions (i) arise out of or are based upon any untrue statement or alleged untrue statement contained in the Registration Statement (or any amendment or supplement thereto), or any Blue Sky Materials or other instrument executed by the Company or based upon written information supplied by the Company filed in any state or jurisdiction to qualify any or all of the Shares under the securities laws thereof , or (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) arise from or are based upon any Prospectus distributed in connection with the Offering and this Agreement; provided, however, that the Company shall not be liable in any such case to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact in, or material omission or alleged material omission from, the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information furnished in writing to the Company by the Agent regarding the Agent expressly for use in the Prospectus or if the Agent fails to deliver a Prospectus that corrects a deficient disclosure if such corrected Prospectus was made available to the Agent on a timely basis.  The Company agrees that the only information furnished by the Agent for use in the Prospectus is set forth in paragraph two, paragraph five, paragraph ten and the first sentence of paragraph twelve of the “Plan of Distribution” in the Prospectus.

12.2         The Agent agrees to indemnify and hold harmless the Company, its directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against all losses, claims, damages or liabilities, joint or several, to which they, or any or them, may become subject under all applicable federal and state laws or otherwise, and to reimburse the Company and such persons for any expenses (including reasonable fees and disbursements of counsel) incurred by them, in connection with investigating, preparing or defending any actions, to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or based upon the omission or alleged omission to state in the Prospectus a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Agent’s obligations under this Section 12.2 shall exist only if and only to the extent that such untrue statement or alleged omitted material fact was contained in the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Agent regarding the Agent expressly for use in the Prospectus.

12.3         Promptly after receipt by an indemnified party under this Section 12 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 12, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party.  No indemnification provided for in this Section 12 shall be available to any party who shall fail to give notice as provided in this Section 12.3 if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for (i) contribution or (ii) otherwise than on account of the provisions of this Section 12.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 12 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume, within a reasonable period of time, the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party.  Each indemnified party, as a condition of the indemnity agreements contained in Sections 12.1 and 12.2, shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim.  No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

12.4         The agreements contained in this Section 12 and in Section 13 hereof and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agent or its officers, directors or controlling persons, or by or on behalf of the Company or any officers, directors or controlling persons of the Company, (ii) delivery of and payment for the Shares, or (iii) any termination of this Agreement.

13.           Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 12 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company, the Company and the Agent shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses) incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, (but deducting from such aggregate amount any contribution received by the Company from persons other than the Agent, who may also be liable for contribution) to which the Company may be subject in such proportion so that the Agent is responsible for that portion represented by the percentage that the compensation paid to the Agent pursuant to Section 11 of this Agreement (not including expenses) bears to the gross proceeds received by the Company from the sale of the Shares in the Offering, and the Company shall be responsible for the balance.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Agent on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as total net proceeds from the sale of Shares (before deducting expenses) received by the Company bear to the total compensation (not including expenses) received by the Agent.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to written information supplied by the Company on the one hand or the Agent on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 13 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to above in this Section 13.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 13 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim and permitted by the provisions of Section 12.  Notwithstanding the provisions of this Section 13, the Agent shall not be required to contribute any amount in excess of the amount by which the aggregate price of Shares sold in the Offering exceeds the amount of any damages which the Agent would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The obligations of the Company and the Agent under this Section 13 and under Section 12 shall be in addition to any liability which the Company and the Agent may otherwise have.  For purposes of this Section 13, each of the Agent’s officers and directors and each person, if any, who controls the Agent within the meaning of the Securities Act shall have the same rights to contribution as the Agent and each person, if any, who controls the Company within the meaning of the Securities Act, and each officer and director of the Company shall have the same rights to contribution as the Company.  Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party under this Section 13, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 13.

14.           Miscellaneous.

14.1         Expenses.

14.1.1      The Company will pay, and hold the Agent harmless against liability for the payment of (i) reasonable fees and expenses (excluding such expenses for which the Agent is responsible under Section 11.2 hereof) incurred with respect to any amendments or waivers requested by the Company (whether or not the same become effective) under or in respect of this Agreement, the Shares, or the other agreements contemplated hereby;(ii) stamp and other taxes which may be payable in respect to the execution  and delivery of this Agreement or the issuance, delivery, or sales of the Shares; and (iii) should the Agent be the prevailing party in litigation brought for such purpose, reasonable fees and expenses incurred, as against the Company, in respect of the enforcement of the rights granted under this Agreement, the Shares, or the other agreements contemplated hereby.

14.1.2      In any litigation arising out of this Agreement, the prevailing party shall be entitled to recover its legal fees in an amount determined reasonable by a court of competent jurisdiction.

14.2         Notice.  All notices hereunder by any party to the other shall be in writing.  All notices, demands and requests shall be deemed given three days after the date when mailed, postage prepaid, registered or certified mail, return receipt requested, or immediately upon confirmation of receipt, if delivered by facsimile transmission, or one day after delivery to a recognized overnight courier service, to:

To the Company:

VendingData Corporation

6830 Spencer Street

Las Vegas, Nevada 89119

Attention: Stacie L. Brown, Esq.

Telephone: (702) 733-7195

Telecopy: (702) 733-7197

with a copy to:

Kummer Kaempfer Bonner & Renshaw

3800 Howard Hughes Parkway

Seventh Floor

Las Vegas, Nevada 89109

Attention: Michael J. Bonner

Telephone: (702) 792-7007

Telecopy: (702) 796-7181

To the Agent:

Philadelphia Brokerage Corporation

992 Old Eagle School Road

Suite 915

Wayne, Pennsylvania 19087

Attention: Robert Fisk

Telephone: (215) 975-9990

Telecopy: (215) 975-9993

or to such other address or to such other person as may be designated by notice given from time to time during the term of this Agreement by one party to the other.

14.3         Remedies.  The Agent and the Company will have all rights and remedies set forth in this Agreement.  Any person having any rights under any provision of this Agreement will be entitled to enforce these rights specifically, to recover damages  by reason of any breach of any provision of  this Agreement, and to exercise all other rights granted by law.

14.4         Consent to Amendments and Waivers.  Except as otherwise expressly provided herein, the provisions of this Agreement may be amended, and the Company or the Agent, as the case may be, may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if it has obtained the written consent of the other.  No course of dealing between the Company and the Agent or any delay in exercising any rights hereunder will operate as a waiver of any rights of the Agent or the Company.

14.5         Survival of Representations and Warranties.  All representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement regardless of any investigation made by the Agent, the Company, or on their respective behalves.

14.6         Successors and Assigns.  Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.  Neither party hereto shall have the right to assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party.

14.7         Entire Agreement; Amendments.  This Agreement, and any exhibits or schedules referred to herein, and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supercedes all prior agreements, understandings or letters of intent between of among any of the parties hereto.  This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an  authorized representative of each of the parties hereto.

14.8         Severability.  Whenever possible, each provision of this Agreement will be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, that provision will be ineffective only to the extent of the prohibition or invalidity, without invalidating the remainder of this Agreement.

14.9         Counterparts.  This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all counterparts taken together will constitute one and the same Agreement.

14.10       Descriptive Heading.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

14.11       Governing Law.  The construction, validity, and interpretation of this Agreement will be governed by the laws of the Commonwealth of Pennsylvania notwithstanding any conflict-of-laws doctrines of such state or any other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective on the date first written above.

VENDINGDATA CORPORATION

By:
Name:
Title:

PHILADELPHIA BROKERAGE CORPORATION

By:
Name:
Title: